Exhibit 99.1

NaturalShrimp, Inc. Signs Technology Licensing Agreement

with Niterra Co., Ltd.

Patented Electrocoagulation (EC) and Hydrogas™ Technologies to be Used at Aquaculture Farm in Japan

DALLAS, TX – June 8, 2023 — NaturalShrimp, Inc. (OTCQB: SHMP), a Biotechnology Aquaculture Company that has developed and patented the first shrimp-focused commercially operational RAS (Recirculating Aquaculture System), has signed a licensing agreement with Niterra Co., Ltd. (formerly NGK SPARK PLUG, CO., LTD.). The agreement allows for the trial use of NaturalShrimp’s patented shrimp growing technologies.

Niterra is a world leading maker of spark plugs for virtually every automotive, motorcycle, marine and small engine application. Niterra Ventures Company, a division of Niterra Co., Ltd. actively explores opportunities to generate new revenue streams within various business sectors, including mobility, food, medical, energy and environment. The group fosters growth through partnerships, investments, internal developments and collaborations. Within Niterra Ventures Company, an important endeavor is the development of sensor-enabled RAS. In line with this commitment, Niterra also possesses and operates a research facility dedicated to advancing the techniques and practices of shrimp cultivation.

Under the terms of the agreement, NaturalShrimp will provide Niterra access to its proprietary Electrocoagulation (EC) and Hydrogas™ technologies to test the suitability and viability of the patented technology in shrimp cultivation within small-scale, locally owned aquacultural farms. Both companies have recognized that the trial serves as a foundation for potential future collaborations, joint business relationships and ventures, transactions, or other business combinations.

The trial period is expected to take up to six (6) months from the deployment of the required equipment at the chosen trial location. This equipment includes Electrocoagulation equipment, Hydrogas and water dosing equipment, assorted connectors and other necessary components. Upon successful completion of this initial trial, Niterra will consider conducting further studies and trials to evaluate the efficacy of NaturalShrimp technologies on additional aquatic species, under separate agreements.

“Niterra Ventures Company’s mission to pursue innovative solutions and tackle tomorrow’s challenges makes them an ideal partner for our technologies,” said Gerald Easterling, CEO of NaturalShrimp. “Niterra is the first company in Asia to license our technology, expanding our opportunity to provide fresh, naturally grown shrimp in one of the world’s largest seafood markets. We expect a successful initial trial that will lay the groundwork for additional agreements with different species. We look forward to building a strong collaborative relationship with Niterra as they explore how our easily controlled technologies electronically remove ammonia and nitrites, reduce the bacteria load, and improve the overall health of animals within an aquaculture system.”

Dirk Schapeler, President of Niterra Ventures Company, added, “Land-based food production plays an increasingly important role to provide healthy food to the world’s growing population and this requires water quality management. We currently have a team working on a land-based aquaculture system that detects changes in ammonia levels to stabilize the environment for healthy shrimp growth and production. We believe the use of NaturalShrimp’s proprietary technologies will further advance our capabilities to produce premium quality shrimp using a high degree of automation within an indoor environment.”

About NaturalShrimp

NaturalShrimp, Incorporated is a publicly traded aquaculture Company, headquartered in Dallas, with production facilities located near San Antonio, Texas, and Webster City, Iowa. The Company has developed the first commercially viable system for growing shrimp in enclosed salt-water systems using patented technology to produce fresh, naturally grown shrimp, without the use of antibiotics or toxic chemicals. NaturalShrimp systems can be located anywhere in the world to produce gourmet-grade Pacific white shrimp. For more information visit www.naturalshrimp.com.

About Niterra Co., Ltd.

Niterra Co., Ltd., formerly known as NGK SPARK PLUG CO., LTD., is a manufacturer of ceramic products headquartered in Nagoya, Japan. The company is a world leader in the production of spark plugs and automotive sensors for internal combustion engines and offers a wide range of components for semiconductor production equipment, cutting tools, and industrial ceramics under the NTK brand name. A global network of sales and production organizations and over 16,000 employees ensure that value is created worldwide. The Group’s new English company name – Niterra – is a coined word, which combines the Latin words “niteo” meaning “shine” and “terra/earth”. It expresses the Group’s desire to be a company that not only contributes to a sustainable society, but also one that makes the earth shine. Niterra’s focus lies in successfully transforming its portfolio towards environmentally sustainable business fields, specifically Next Generation Mobility, Medical, Environment & Energy, and Communications. To drive innovation and address societal challenges, Niterra Ventures Company has established three Venture Labs located in Tokyo, Japan; Silicon Valley, USA; and Berlin, Germany. These labs serve as hubs for open innovation, where solutions and services are developed using technology to address social issues and promote a sustainable society. Each location leverages its unique characteristics to provide solutions that enhance the quality of life worldwide. For more information, visit https://www.ngkntk.co.jp/english/.

Forward-Looking Statements

This press release contains a number of forward-looking statements that reflect management’s current views with respect to future events and financial performance. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements include statements regarding the intent, belief or current expectations of us and members of our management team, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in our forward-looking statements.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction and does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, exchange, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Investor Relations Contact

Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
SHMP@mzgroup.us